Exhibit 3.1
EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
HUNTINGTON FUNDING, LLC

This Second Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Huntington Funding, LLC (the “Company”), is entered into as of February 24, 2009, by The Huntington National Bank, a national banking association, as the sole equity member (such Person and any substitute or additional member (but excluding any Special Member) being referred to as the “Member”), and Mr. Victor A. Duva and Mr. Kenneth J. Uva, as the Independent Directors (as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Company has been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), by the execution, delivery and filing of a Certificate of Formation of the Company, in the office of the Secretary of State of the State of Delaware on June 3, 2008.

The Member entered into the Company’s Limited Liability Company Agreement, dated as of June 3, 2008 (the “Limited Liability Company Agreement”), which was subsequently amended and restated on June 11, 2008 (as amended to date, the “Original Operating Agreement”), and this Agreement amends and completely restates and replaces the Company’s Original Operating Agreement.

The Member and Mr. Victor A. Duva and Mr. Kenneth J. Uva hereby agree as follows:

1.             Name.

The name of the limited liability company continued hereby is Huntington Funding, LLC.

2.             Principal Business Office.

The principal business office of the Company shall be located at Huntington Center, 41 South High Street, Columbus, Ohio 43287 or such other location as may hereafter be determined by the Member.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

3.             Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

4.             Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

5.             Members.

(a)           The mailing address of the Member is set forth on Schedule B attached hereto.  The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to the Limited Liability Company Agreement and shall continue as member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)           Subject to Section 9(k), the Member may act by written consent.

(c)           Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon a) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or b) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each Person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member.  Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each Person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

6.             Certificates.

Francella H. Ashby has heretofore acted as an “authorized person” within the meaning of the Act, and in such capacity has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

7.             Purpose.

(a)           The purpose of the Company is to engage in the following activities:

(i)            to accept from The Huntington National Bank certain motor vehicle retail installment sales contracts and/or installment loans originated or purchased by The Huntington National Bank;

(ii)           to sell Notes or certificates received from the Issuer through one or more registered or unregistered offerings or a private placement;

(iii)          to transfer and assign the assets that it has accepted pursuant to clause (i) above to the Issuer, in exchange for cash and equity ownership interests  or other interests in the Issuer;

(iv)          comply with any obligations under the Basic Documents; and

(v)           subject to compliance with the Basic Documents, to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)           The Company, by or through the Member or any Director or Officer on behalf of the Company, may execute, deliver and perform its obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and take all action that may be necessary or desirable in furtherance of the foregoing, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement.  The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into ancillary agreements on behalf of the Company; provided, however, that such ancillary

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

agreements entered into on behalf of the Company do not contravene or violate the Basic Documents.

8.             Powers.

Subject to Section 9(k), the Company and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

9.             Management.

(a)           Board of Directors.  Subject to Section 9(k), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member.  Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10.  The initial number of Directors shall be five (5), two (2) of which shall be Independent Directors pursuant to Section 10.  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal.  Each Director shall execute and deliver the Management Agreement substantially in the form attached hereto as Exhibit I.  A Director need not be a Member.  The initial Directors designated by the Member are listed on Schedule C hereto.  The Member hereby agrees that only the Board of Directors of the Company, the Officers of the Company and authorized agents of the Company shall have the authority to bind the Company.  The Member shall not have any authority to act for or bind the Company by reason of its status as such, but shall have only the right to vote on and approve the actions herein specified to be voted on or approved by the Member.

(b)           Powers.  Subject to Section 9(k), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Sections 7 and 9, the Board of Directors has the authority to bind the Company.

(c)           Intentionally omitted.

(d)           Meeting of the Board of Directors.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

(e)           Quorum; Acts of the Board.  At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

(f)           Electronic Communications.  Members of the Board, or of any committee designated by the Board, may participate in meetings of the Board, or of such committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone or similar communications equipment, the meeting shall be a conference deemed held at the principal place of business of the Company.

(g)           Committees of Directors.

(i)           The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

(ii)           In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in the place of any such absent or disqualified member.

(iii)           Any committee of the Board, to the extent provided in the resolution of the Board and subject to Sections 9(k) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(h)           Compensation of Directors; Expenses.  The Board shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

(i)           Removal of Directors.  Unless otherwise restricted by law, the Member may at any time remove or expel any Director or the entire Board of Directors, with or without cause, and, subject to Section 10, the Member may fill or cause to be filled any vacancy caused by any such removal or expulsion.

(j)           Directors as Agents.  To the extent of their powers set forth in this Agreement, and subject to Section 9(k), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, a Director may not bind the Company, except as provided in this Agreement or in a resolution of the Directors.

(k)           Limitations on the Company’s Activities.  This Section 9(k) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26 or 31 or Schedule A of this Agreement without the unanimous written consent of the Independent Directors.  Subject to this Section 9(k), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31 hereto.

(i)
Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member, the Board nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), take any Material Action; provided, however, that, the Board, so long as any Obligation is outstanding, may not authorize the taking of any Material Action, unless there are at least two Independent Directors then serving in such capacity and all such Independent Directors have consented to such action.

(ii)
The Board, the Member and any Special Member (as applicable) shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company, (2) the Rating Agency Condition is satisfied and (3) the Company has obtained prior written consent of the

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

Indenture Trustee.  The Board and the Member also shall cause the Company to:

(A)	maintain its own separate books and records and bank accounts;

(B)	at all times hold itself out to the public as a legal entity separate from the Member and any other Person;

(C)	have a Board of Directors separate from that of the Member and any other Person;

(D)
file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)	maintain separate financial statements;

(H)
pay its own liabilities only out of its own funds; provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company except as contemplated by the Basic Documents;

(I)	maintain an arm’s length relationship with its Affiliates and the Member;

(J)
maintain employees, if any, in light of the business operation of the Company and pay the salaries of its own employees, if any, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;

(K)
not guarantee or become obligated for the debt of any other Person or hold out its credit or assets as being available to satisfy the obligations of others, except as contemplated by the Basic Documents;

(L)	allocate fairly and reasonably any overhead for shared office space;

(M)	use separate stationery, invoices and checks;

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

(N)	except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(O)	correct any known misunderstanding regarding its separate identity;

(P)
maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;

(Q)
cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(R)	not acquire any securities of the Member; and

(S)
cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing limitations and in the best interest of the Company.

Failure of the Company, or the Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(iii)	So long as any Obligation is outstanding, the Board and the Member shall not cause or permit the Company to:

(A)	except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(k);

(C)	incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

(D)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than the Issuer), except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(E)
to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents and subject to obtaining any approvals required under this Agreement;

(F)	except as contemplated or permitted by the Basic Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) other than the Issuer; or

(G)	do any action that contravenes or violates the Basic Documents.

10.           Independent Directors.

As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(k)(i).  No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have executed a counterpart to this Agreement.  In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director.  Each Independent Director is a “manager” of the Company within the meaning of the Act; however, all right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement and the Independent Directors shall otherwise have no authority to bind the Company.  Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have fiduciary duties identical to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

11.           Officers.

(a)           Officers.  The initial Officers of the Company shall be designated by the Member.  The additional or successor Officers of the Company shall be designated by the Board and shall consist of at least a President, a Secretary and a Treasurer.  The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the affirmative vote of the majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.  The initial Officers of the Company designated by the Member are listed on Schedule D hereto.

(b)           President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

(c)           Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the President pursuant to this Agreement and the Act.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)           Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)           Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)           Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(k), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)           Duties of Directors and Officers.  Except to the extent otherwise provided herein, each Director and Officer shall have fiduciary duties identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

12.           Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

13.           Tax Treatment; Capital Contributions.

(a)           It is the intention of the Member that the Company be disregarded as an entity separate from the Member for federal income tax purposes under Section 7701 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 301.7701-2(c)(2)(i), for state income tax purposes under any applicable state or local income tax law or regulation and for similar purposes.

(b)           The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.  In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

14.           Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member and if requested by the Board.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

15.           Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

16.           Distributions.

Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

17.           Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

18.           Reports.

(a)         Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b)         The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each Fiscal Year, an audited or unaudited report setting forth as of the end of such Fiscal Year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such Fiscal Year; and

(iii)	a statement of the Member’s capital account.

(c)          The Board shall, after the end of each Fiscal Year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such Fiscal Year.

19.           Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Members and any Officer, Director, employee or agent of the Company and any Affiliate of the Member or the Special Members or the Directors may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

20.           Exculpation and Indemnification.

(a)           To the fullest extent permitted by applicable law, neither the Member nor the Special Members nor any Officer, Director, Independent Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)           To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)           To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

(d)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)           The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f)           The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

21.           Assignments.

The Member may assign in whole or in part its limited liability company interest in the Company.  Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

22.           Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied.  If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

23.           Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that notwithstanding the foregoing, so

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

long as any Obligation is outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

24.           Dissolution.

(a)           The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)           Notwithstanding any other provision of this Agreement, or Section 18-304 of the Act, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)           The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

25.           Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of the Member in the Company is personal property.

26.           Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons).

27.           Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

28.           Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

29.           Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms.  In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

30.           Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

31.           Amendments.

Subject to Section 9(k), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.  Notwithstanding, the foregoing any such modification, alteration, supplementation or amendment shall only be effective upon written notice to the Rating Agency for so long as any Obligation is outstanding.

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

32.           Counterparts.

This Agreement may be executed by the parties hereto in any number of counterparts, including by facsimile or other electronic transmission each of which when so executed and delivered shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

33.           Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by facsimile, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

[SIGNATURE PAGE FOLLOWS]

Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.

MEMBER:

THE HUNTINGTON NATIONAL BANK, a national banking association

By:	/s/ Donald R. Kimble
Name: Donald R. Kimble
Title: Executive Vice President

INDEPENDENT DIRECTORS:

/s/ Victor A. Duva
Name: Victor A. Duva
Title: Independent Director

/s/ Kenneth J. Uva
Name: Kenneth J. Uva
Title: Independent Director

[Signature page to Second Amended and Restated Limited Liability Company Agreement]
[Huntington Funding, LLC]

SCHEDULE A

Definitions

A.            Definitions

When used in this Agreement, the following terms not otherwise defined herein have the meanings set forth below.  Terms not otherwise defined herein are defined in that certain Sale and Servicing Agreement, dated as of May 31, 2008 (the “Sale and Servicing Agreement”) among Huntington Auto Trust 2008-1 (or any successor thereto, “Trust 2008-1”), the Company, the Member and Deutsche Bank Trust Company Americas, as indenture trustee (or any successor thereto, “Deutsche Bank”) and calculation agent, or the Indenture, dated as of May 31, 2008 (the “Indenture”), by and among Trust 2008-1 and Deutsche Bank..

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules and exhibits attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means:

(a) the Trust Agreement, the Asset Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Indenture, the Interest Rate Cap Agreement and

1
Schedule A
Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

the other agreements delivered in connection therewith from time to time, each as amended or amended and restated from time to time;

(b) one or more trust agreements or other organizational documents of any Issuer (other than that described in the foregoing clause (a)) that the Board may approve from time to time, and all amendments, amendments and restatements, supplements and other modifications from time to time;

(c) one or more asset purchase agreements (other than that described in the foregoing clause (a)) that the Board may approve from time to time, and all amendments, amendments and restatements, supplements and other modifications from time to time;

(d) one or more sale and servicing agreements (other than that described in the foregoing clause (a)) that the Board may approve from time to time, and all amendments, amendments and restatements, supplements and other modifications from time to time;

(e) one or more indentures (other than that described in the foregoing clause (a)) that the Board may approve from time to time, and all amendments, amendments and restatements, supplements and other modifications from time to time;

(f) one or more pooling and servicing agreements that the Board may approve from time to time, and all amendments, amendments and restatements, supplements and other modifications from time to time; and

(g) such other agreements, certificates, documents or instruments as are necessary or advisable for the Company (including such documents as the Board expressly determines are necessary or advisable) to undertake and perform all of its rights duties and obligations contained in the agreements described in clauses (a) through (f) above, or otherwise in connection with the securitization of motor vehicle retail installment sales contracts and/or installment loans by the Company or any Affiliate and all amendments, amendments and restatements, supplements and other modifications thereto from time to time.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 3, 2008, as amended or amended and restated from time to time.

“Company” means Huntington Funding, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

2
Schedule A
Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

“Covered Persons” has the meaning set forth in Section 20(a).

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Indenture Trustee” means such parties that may act as indenture trustee in connection with the securitization of motor vehicle retail installment sales contracts and/or installment loans by the Company or its Affiliates.

“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, manager, contractor, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director or similar capacity of the Company or any of its Affiliates); (ii) a creditor, customer or supplier of the Company or any of its Affiliates (other than an Independent Director provided by a corporate services company that provides Independent Directors in the ordinary course of its business); (iii) any member of the immediate family of a person described in (i) or (ii); (iv) a direct or indirect legal or beneficial owner in the Company or any of its Affiliates; or (v) a Person who controls (whether directly, indirectly, or otherwise) the Company or any of its Affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Company or any of its Affiliates.

“Issuer” means any of, or, if the context requires, all of, Trust 2008-1 and such other trusts or other entities that the Company may form from time to time for the purpose of, or related to, the securitization of motor vehicle retail installment sales contracts and/or installment loans.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law,  dissolve or liquidate the Company.

“Member” means The Huntington National Bank, a national banking association, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

3
Schedule A
Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Rating Agency” has the meaning assigned to that term in Article I of the Sale and Servicing Agreement.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

B.             Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

4
Schedule A
Second Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Limited Liability Company Interest
The Huntington National Bank	Huntington Center 41 South High Street Columbus, Ohio 43287	$1.00	100%

Schedule B
Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

SCHEDULE C

Initial Directors

Nicholas G. Stanutz
Richard A. Cheap
Donald R. Kimble
Victor A. Duva
Kenneth J. Uva

Schedule C
Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

SCHEDULE D

Initial Officers

President:	Nicholas G. Stanutz
Vice President and Treasurer:	Edward J. Kane
Vice President:	Michael S. Hampton
Vice President:	Scott J. McKim
Vice President:	Michael A. Queen
Secretary:	Daniel W. Morton
Assistant Secretary:	Larry D. Case

Schedule D
Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

EXHIBIT I

Management Agreement

[ATTACHED]

Exhibit I
Amended and Restated Limited Liability Company Agreement
Huntington Funding, LLC

Management Agreement

Dated as of June 11, 2008

Huntington Funding, LLC
Huntington Center
41 South High Street
Columbus, OH 43287

Re:  Management Agreement - Huntington Funding, LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Huntington Funding, LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 11, 2008, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agrees as follows:

1.           Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.           So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.           THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Acknowledged By:	MEMBER:

THE HUNTINGTON NATIONAL BANK

By:_________________________________________
	Name:	Donald R. Kimble
	Title:	Executive Vice President

[Additional Signature Pages Follow]

[Signature Page to Management Agreement – Huntington Funding, LLC]

INDEPENDENT DIRECTORS:

_________________________________________
Name:	Victor A. Duva
Title:	Independent Director

_________________________________________
Name:	Kenneth J. Uva
Title:	Independent Director

[Additional Signature Page Follows]

[Signature Page to Management Agreement – Huntington Funding, LLC]

OTHER DIRECTORS:

_________________________________________
Name:	Nicholas G. Stanutz
Title:	Director

_________________________________________
Name:	Richard A. Cheap
Title:	Director

_________________________________________
Name:	Donald R. Kimble
Title:	Director

[Signature Page to Management Agreement – Huntington Funding, LLC]